EXHIBIT 10.7.A

         THIS AMENDMENT amends that certain Extension of Collaboration Agreement entered into by and among Neah Power Systems, Inc., a Nevada corporation (the "COMPANY"), Neah Power Systems, Inc., a Washington corporation (the "SUBSIDIARY") and Novellus Systems, Inc. ("NOVELLUS") dated May 24, 2006 (the "LETTER AGREEMENT"), and is entered into by and among the Company, the Subsidiary and Novellus as of August 22, 2006 (the "AMENDMENT").

         WHEREAS, the parties desire to amend the Letter Agreement in certain respects;

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Capitalized terms used but not defined herein shall have the meanings given such terms in the Letter Agreement.

                  2. Section 2 (a) is hereby deleted and replaced in its entirety by the following:

"        Within  fourteen  (14) days  following  the  execution  of this  Letter
(unless extended by mutual agreement of Purchaser and Novellus), Novellus shall be granted the right to purchase up to 4,705,000 shares of Purchaser Common Stock at a purchase price per share of $0.001 ("Warrant Stock"). This Warrant Stock may be acquired by Novellus or its permitted designee[s] immediately or at any time on or before April 30, 2011, after which date the right to acquire such Warrant Stock shall expire if unexercised. Novellus' right to purchase Warrant Stock and retain Warrant Stock shall be subject to Neah and Novellus achieving certain business and/or technical milestones under the Collaboration Agreement, as extended hereby, all as shall be negotiated reasonably and in good faith on or before September 22, 2006 (the "Milestones"). If Neah and Novellus fail to agree on the appropriate Milestones and/or vesting schedule on or before September 22, 2006, then either party shall have the right to terminate this letter, effective five (5) days following delivery of written notice to terminate to the other party. Any such termination shall cause the Collaboration Agreement to terminate and shall cause Novellus' right to purchase the Warrant Stock to terminate; provided that any obligations of Neah to pay Novellus any amounts hereunder or pursuant to the Collaboration Agreement that have accrued prior to termination shall survive such termination. If Novellus elects to purchase Warrant Stock before achieving the specified Milestones to be negotiated, such Warrant Stock shall be subject to a right in Purchaser to recover all or the portion of these Warrant Stock that relate to the business and/or technical milestones that Neah and Novellus have failed to achieve ("Repurchase Right"). The terms of this Repurchase Right are as specified in the Warrant, except as may be modified as part of the agreement of the parties as to the Milestones. The parties agree that Novellus shall only be entitled to recover from Purchaser the purchase price paid for any Warrant Stock subject to this Repurchase Right, irrespective of the actual price of Purchaser's Common Stock on the date of exercise of this Repurchase Right."

         3. Except as amended hereby, the Letter Agreement shall remain unmodified and is hereby ratified in all respects.

         4. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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IN WITNESS WHEREOF,  the Company, the Subsidiary and Novellus have executed this
Amendment as of the date first written above.


                                 COMPANY:
                                 -------

                                 NEAH POWER SYSTEMS, INC.
                                 (a Nevada corporation)


                                          /s/ Paul Abramowitz
                                          -------------------
                                 By:      Paul Abramowitz
                                 Its:     President & CEO


                                 SUBSIDIARY:
                                 ----------

                                 NEAH POWER SYSTEMS, INC.
                                 (a Washington corporation)


                                          /s/ Paul Abramowitz
                                          -------------------
                                 By:      Paul Abramowitz
                                 Its:     President & CEO


                                 NOVELLUS:
                                 --------

                                 NOVELLUS SYSTEMS, INC.
                                 (a California corporation)


                                          /s/ Wilbert van den Hoek
                                          ------------------------
                                 By:      Wilbert van den Hoek
                                 Its:     Executive VP